TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2013

WAYNE, NJ (September 17, 2013) - Toys“R”Us, Inc. today reported financial results for the second quarter ended August 3, 2013.
Antonio Urcelay, Interim Chief Executive Officer, Toys“R”Us, Inc., stated, “We are pleased to see improvement in our comparable store net sales versus the first quarter of this year, despite the ongoing challenges of the global economic environment and the continued weakness in the electronics and entertainment category.”
“We also built upon our track record of successful refinancings with the recently completed refinancing of our Toys“R”Us Property Company I, LLC $950 million senior unsecured notes, which will decrease interest expense on a go-forward basis.”
Mr. Urcelay continued, “The team has been intensely focused on finalizing our plans for the upcoming holiday season to ensure we are well-positioned during the highly competitive months ahead. We believe that the initiatives we have recently announced in the U.S., including an enhanced Price Match Guarantee and a comprehensive suite of programs to encourage early buying, in combination with our expertise in the identification and ownership of the hottest toys, will strongly appeal to consumers as they develop their holiday shopping lists.”
Second Quarter Highlights

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Comparable store net sales were down 3.5% in the Domestic segment and 3.8% in the International segment. The overall decrease in comparable store net sales resulted primarily from decreases in the juvenile and entertainment (which includes electronics, video game hardware and software) categories. Compared to the first quarter of fiscal 2013, comparable store net sales improved 490 basis points in the Domestic segment and 200 basis points in the International segment.

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Net sales were $2.4 billion, a decrease of $175 million or 6.9% versus the prior year. The decline in net sales for the quarter was primarily attributable to a decrease in comparable store net sales, as well as a foreign currency translation impact of $66 million.

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Gross margin dollars were $920 million, compared to $1,018 million for the prior year. Foreign currency translation decreased gross margin dollars by $23 million. Gross margin, as a percentage of net sales, was 38.7%, a decrease of 1.2 percentage points versus the prior year. The decline was concentrated in the Domestic segment and was primarily attributable to margin rate declines principally within the juvenile and learning categories.

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Selling, general and administrative expenses (“SG&A”) were $890 million, compared to $887 million in the prior year. Foreign currency translation decreased SG&A by $23 million. Excluding the impact of foreign currency translation, the increase in SG&A was primarily due to an increase in litigation expense of $20 million related to the September 13, 2013 judgment in the Aleo v. SLB Toys USA, Inc. (“Aleo”) case.

•	Adjusted EBITDA[1] was $81 million, compared to $148 million in the prior year.

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Operating loss was $46 million, compared to operating earnings of $43 million in the prior year, a decrease of $89 million. Excluding Corporate expenses which were impacted by the $20 million increase related to the judgment in the Aleo case, the Domestic segment had a decrease in operating earnings of $40 million and the International segment had a decrease of $25 million. The decrease in operating earnings was principally due to the decline in comparable store net sales within both the Domestic and International segments, as well as the lower gross margin rate in the Domestic segment.

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Net loss was $113 million, compared to $36 million in the prior year primarily due to the decrease in operating earnings, partially offset by an increase in income tax benefit resulting from the increase in loss before income taxes.

Liquidity and Capital Spending
The company ended the second quarter with $1.6 billion of liquidity, which included cash and cash equivalents of $464 million and unused availability under committed lines of credit of $1.1 billion.
Through the end of the second quarter of fiscal 2013, the company invested $110 million primarily for store-related projects, opening of new stores and improvements to information technology and logistics systems and capabilities, compared to $126 million in the prior year.
On August 21, 2013, the company successfully completed a $985 million senior unsecured term loan credit agreement at its

Toys“R”Us Property Company I, LLC subsidiary. The credit agreement matures on August 21, 2019 and, at the option of Toys“R”Us Property Company I, LLC, will initially bear interest equal to LIBOR plus a margin of 5.00% per annum, with a 1.00% LIBOR floor. The net proceeds, together with other funds available to the subsidiary were used to redeem in full the Toys“R”Us Property Company I, LLC $950 million senior unsecured 10.75% notes due 2017, plus interest, premiums and expenses.
Further information regarding the company’s financial performance in the second quarter of fiscal 2013 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on September 17, 2013.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 877 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 690 international stores and over 170 licensed stores in 35 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates annually worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, our ability to implement our strategy, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.
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For more information please contact:
Lenders and Note Investors:
Adil Mistry, Senior Vice President, Treasurer and Investor Relations at 973-617-5841 or Adil.Mistry@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net sales	$2,377	$2,552	$4,785	$5,164
Cost of sales	1,457	1,534	2,965	3,149
Gross margin	920	1,018	1,820	2,015
Selling, general and administrative expenses	890	887	1,776	1,785
Depreciation and amortization	95	100	195	200
Other income, net	(19)	(12)	(32)	(23)
Total operating expenses	966	975	1,939	1,962
Operating (loss) earnings	(46)	43	(119)	53
Interest expense	(116)	(103)	(230)	(215)
Interest income	1	4	4	8
Loss before income taxes	(161)	(56)	(345)	(154)
Income tax benefit	48	20	121	58
Net loss	$(113)	$(36)	$(224)	$(96)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	August 3, 2013	February 2, 2013	July 28, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$464	$1,118	$531
Accounts and other receivables	341	255	317
Merchandise inventories	2,353	2,229	2,315
Current deferred tax assets	102	104	127
Prepaid expenses and other current assets	163	136	124
Total current assets	3,423	3,842	3,414
Property and equipment, net	3,740	3,891	3,951
Goodwill	443	445	448
Deferred tax assets	233	244	264
Restricted cash	44	16	19
Other assets	430	483	558
Total Assets	$8,313	$8,921	$8,654

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,235	$1,379	$1,267
Accrued expenses and other current liabilities	811	900	754
Income taxes payable	29	53	35
Current portion of long-term debt	149	339	985
Total current liabilities	2,224	2,671	3,041
Long-term debt	5,133	4,990	4,479
Deferred tax liabilities	123	135	155
Deferred rent liabilities	356	356	350
Other non-current liabilities	226	235	247
Temporary equity	72	49	39
Total stockholders’ equity	179	485	343
Total Liabilities, Temporary Equity and Stockholders’ Equity	$8,313	$8,921	$8,654

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(In millions)	August 3, 2013	July 28, 2012
Cash Flows from Operating Activities:
Net loss	$(224)	$(96)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	195	200
Amortization and write-off of debt issuance costs	20	17
Deferred income taxes	(11)	10
Other	5	(4)
Changes in operating assets and liabilities:
Accounts and other receivables	41	34
Merchandise inventories	(163)	(106)
Prepaid expenses and other operating assets	(20)	19
Accounts payable, Accrued expenses and other liabilities	(199)	(305)
Income taxes payable and receivable	(157)	(115)
Net cash used in operating activities	(513)	(346)
Cash Flows from Investing Activities:
Capital expenditures	(110)	(126)
Proceeds from redemption of debt securities	52	—
Purchases of debt securities	(20)	—
(Increase) decrease in restricted cash	(28)	10
Proceeds from sales of fixed assets	23	8
Acquisitions	—	(15)
Net cash used in investing activities	(83)	(123)
Cash Flows from Financing Activities:
Long-term debt borrowings	1,237	662
Long-term debt repayments	(1,252)	(351)
Short-term debt borrowings, net	3	5
Capitalized debt issuance costs	(26)	(5)
Repurchase of common stock	(7)	—
Other	—	(2)
Net cash (used in) provided by financing activities	(45)	309
Effect of exchange rate changes on Cash and cash equivalents	(13)	(10)
Cash and cash equivalents:
Net decrease during period	(654)	(170)
Cash and cash equivalents at beginning of period	1,118	701
Cash and cash equivalents at end of period	$464	$531

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net loss	$(113)	$(36)	$(224)	$(96)

Add:
Income tax benefit	(48)	(20)	(121)	(58)
Interest expense, net	115	99	226	207
Depreciation and amortization	95	100	195	200

EBITDA	49	143	76	253

Adjustments:
Litigation expense (a)	20	—	20	—
Sponsors’ management and advisory fees (b)	5	6	11	11
Severance	9	—	13	—
Impairment of long-lived assets (c)	1	—	3	2
Net gains on sales of properties	(5)	(2)	(7)	(4)
Other (d)	2	1	4	5
Adjusted EBITDA (e)	$81	$148	$120	$267
(a) Represents litigation expenses related to the judgment in the Aleo v. SLB Toys USA, Inc. case.
(b) Represents the fees expensed to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.
(c) Asset impairments primarily due to the identification of underperforming stores and the relocation of certain stores.
(d) Represents miscellaneous other charges which were not individually significant for separate disclosure.
(e) Adjusted EBITDA is defined as EBITDA (earnings before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have historically excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.